UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 14, 2006

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Construction Loan Agreement

Maui Land & Pineapple Company, Inc., a Hawaii corporation (the “Company”), has a 51% ownership interest in Kapalua Bay Holdings, LLC, a Delaware Limited Liability Company, which is the sole member of Kapalua Bay, LLC, a Delaware limited liability company (“Kapalua Bay”).  Kapalua Bay intends to construct a residential development on land that it owns at the Kapalua Resort in Lahaina, Hawaii, and a spa on an adjacent parcel of land that is owned by the Company and leased to Kapalua Bay (construction regarding the residential development and spa are cumulatively referred to herein as the “Project”).

On July 14, 2006 (the “Effective Date”), Kapalua Bay entered into a Construction Loan Agreement (the “Loan Agreement”) with Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman”), pursuant to which Lehman agreed to loan to Kapalua Bay the lesser of $370,000,000 and 61.6% of the total projected cost of the Project in order to fund various stages of the Project pursuant to the terms and conditions set forth therein (the “Loan”).  Interest accrues on the Loan at a floating rate equal to the one (1) month LIBOR rate plus two hundred twenty (220) basis points, or 2.2% (the “Adjusted LIBOR Rate”).  Subject to certain limitations, during the term of the Loan, Kapalua Bay may elect to have the then-current Adjusted LIBOR Rate apply to some or all of the outstanding Loan amount.  All principal and interest amounts due under the Loan shall be due and payable in full on August 1, 2009 (the “Initial Maturity Date”) unless Kapalua Bay elects to extend the maturity date for up to two additional terms of twelve (12) months, which elections are subject to the satisfaction of certain conditions.  Kapalua Bay may not prepay the Loan at any time prior to the second anniversary of the Effective Date, but may prepay the Loan thereafter, provided that it pays certain costs and fees as set forth in the Loan Agreement.

On the Effective Date, Lehman disbursed an initial advance of $40.1 million to Kapalua Bay to pay certain pre-development costs and such other costs as the parties shall agree upon (an “Initial Advance”).  After the Initial Advance, Lehman is not obligated to make any further advances under the Loan until building permits for the Project have been issued.  After issuance of the building permits, Kapalua Bay may borrow up to an additional $44.9 million, for a total advance of $85.0 million without any sales requirements.  Subsequent borrowings by Kapalua Bay are contingent upon sales of residential units equal to or exceeding $285.0 million.  Kapalua Bay paid Lehman a loan fee of $3.7 million out of the proceeds of the Initial Advance, which payment represents one percent (1.0%) of the maximum Loan amount and is non-refundable regardless of when the Loan is repaid or whether any further advances of the Loan are made.  Disbursements under the Loan Agreement are contingent upon, among other things, no event of default or material adverse change occurring with respect to Kapalua Bay or the Project.  The Loan is not revolving in nature and amounts repaid may not be subsequently advanced.

All Loan proceeds disbursed by Lehman shall be used only for specified budgeted items for which such proceeds were advanced.  The Loan Agreement contains customary affirmative and negative covenants for loan agreements of this type, including those with respect to proper zoning, required governmental approvals, deviation from Project plans, avoidance of construction liens, minimum insurance requirements, payment of taxes and other similar covenants.

Fee and Leasehold Mortgage, Security Agreement and Fixture Filing

Pursuant to a Fee and Leasehold Mortgage, Security Agreement and Fixture Filing executed by Kapalua Bay for the benefit of Lehman on the Effective Date (the “Mortgage”), the Loan is

secured by a mortgage on the Project assets including, without limitation, the fee simple interest in land owned by Kapalua Bay upon which construction of the residences will occur, the leasehold interest held in the land upon which construction of the spa will occur, and the assignment of all of the contracts for sale of the residential units.

Promissory Note

In connection with execution of the Loan Agreement, on the Effective Date, Kapalua Bay delivered a Promissory Note (the “Promissory Note”) to Lehman under which it unconditionally promised to pay the principal sum of $370,000,000 or so much thereof as is advanced pursuant to the Loan Agreement.  The terms of the Promissory Note are governed by the terms of the Loan Agreement.  The Promissory Note constitutes a non-recourse obligation with respect to Kapalua Bay except with respect to certain recourse obligations set forth therein including, but not limited to, (1) fraud or intentional misrepresentation by Kapalua Bay, the Company or any Member (as defined below) in connection with the Loan, (2) the gross negligence or willful misconduct of Kapalua Bay, the Company or any Member, (3) the physical waste of the Project or any part thereof which is attributable to the acts or omissions of Kapalua Bay, the Company or any Member, (4) the breach of provisions in the Loan Agreement relating to environmental laws and hazardous materials, (5) the removal of any personal property in violation of the Loan Agreement and related documents, (6) any financial information concerning Kapalua Bay, the Company or any Member which proves to be fraudulent in any material respect, (7) the Project or any part thereof becoming an asset in a voluntary or involuntary bankruptcy or insolvency proceeding, and (8) any amendment to the organizational documents of Kapalua Bay, the Company or any Member, without Lehman’s prior written consent.  The recourse obligations set forth in the Promissory Note, including those not summarized above, are collectively referred to as the Recourse Obligations.

Completion Guaranty

Pursuant to a Completion Guaranty, dated as of the Effective Date, executed by The Ritz-Carlton Development Company, Inc., a Delaware corporation, Exclusive Resorts Development Company, LLC, a Delaware limited liability company (each a “Member” and collectively the “Members”) and the Company, the Members and the Company have guaranteed Lehman (1) substantial completion of the Project in accordance with the approved Project plan and the Loan Agreement; (2) full reimbursement for any and all sums actually expended by Lehman for or toward the completion of the Project, and (3) full indemnification from and against any and all actual costs, claims, causes of action, liabilities, expenses or losses, including without limitation reasonable attorney’s fees, arising from any failure by Kapalua Bay, the Company or any Member to complete the Project on or before the completion date.

Recourse Guaranty

Pursuant to a Recourse Guaranty, dated as of the Effective Date, executed by the Members and the Company for the benefit of Lehman (the “Recourse Guaranty”) the Members and the Company have agreed to guaranty the Recourse Obligations set forth in the Promissory Note, which excludes payment in full of the Loan.

The foregoing descriptions of the Loan Agreement, the Mortgage, the Promissory Note, the Recourse Guaranty and the Completion Guaranty do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Loan Agreement, the Mortgage, the Promissory Note, the Recourse Guaranty and the Completion Guaranty described in Item 1.01 constitutes the creation of a direct financial obligation.  The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01                Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Construction Loan Agreement, dated as of July 14, 2006, by and between Kapalua Bay, LLC and Lehman Brothers Holdings Inc.
10.2	Fee and Leasehold Mortgage, Security Agreement and Fixture Filing dated as of July 14, 2006, executed by Kapalua Bay, LLC.
10.3	Promissory Note, dated as of July 14, 2006, executed by Kapalua Bay, LLC.
10.4

Completion Guaranty, dated July 14, 2006, executed by the Company, The Ritz-Carlton Development Company, Inc. and Exclusive Resorts Development Company, LLC for the benefit of Lehman Brothers Holdings, Inc.

10.5

Recourse Guaranty, dated July 14, 2006, executed by the Company, The Ritz-Carlton Development Company, Inc. and Exclusive Resorts Development Company, LLC for the benefit of Lehman Brothers Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: July 20, 2006	By:	/S/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Construction Loan Agreement, dated as of July 14, 2006, by and between Kapalua Bay, LLC and Lehman Brothers Holdings Inc.
10.2	Fee and Leasehold Mortgage, Security Agreement and Fixture Filing, dated as of July 14, 2006, executed by Kapalua Bay, LLC.
10.3	Promissory Note, dated as of July 14, 2006, executed by Kapalua Bay, LLC.
10.4

Completion Guaranty, dated July 14, 2006, executed by the Company, The Ritz-Carlton Development Company, Inc. and Exclusive Resorts Development Company, LLC for the benefit of Lehman Brothers Holdings, Inc.

10.5

Recourse Guaranty, dated July 14, 2006, executed by the Company, The Ritz-Carlton Development Company, Inc. and Exclusive Resorts Development Company, LLC for the benefit of Lehman Brothers Holdings, Inc.